Exhibit 99.1

Presentation - April, 2010 1 Greg Blaine, Lead Independent Director Robert Ross, Chairman of Audit Committee Joyce Simon, Chairman of Governance Committee Daryl Pomranke, President & COO

Forward Looking Statements This presentation contains certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by and information currently available to management. In addition, the words "anticipate," "believe," "estimate," "expect," "intend," "should" and similar expressions, or the negative thereof, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties, changes in circumstances and assumptions, such as, for example, economic conditions, changes in interest rates and costs of funds, demand for loan products and financial services, risks inherent in our lending and investment activities, execution of our Strategic Growth and Diversification Plan and other factors including those set forth in the Company's Form 10-K for its fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission. Should one or more of these risks, uncertainties or changes in circumstances materialize or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Forward-looking statements are not assurances of future results, performance or outcomes. The Company does not intend to update these forward-looking statements. 2

About CFS Bancorp, Inc. CFS Bancorp, Inc is incorporated under the laws of the State of Indiana, headquartered in Munster, IN Company was formed in 1998 in conjunction with the conversion of its principal subsidiary from a mutual (owned by depositors) to a stock savings bank; Bank originally founded in 1934 As of December 31, 2009, assets of $1.1 billion and 312 (FTE) employees Operates a single subsidiary bank, Citizens Financial Bank, with 23 full service banking centers spread across five counties in Indiana (Porter, Lake) and Illinois (Will, Cook, DuPage), all of which are part of the Chicago metropolitan statistical area 3

Board and Management Independent Directors Greg Blaine, Lead Independent Director (Director since 1998) Bob Ross, Chairman of Audit Committee (2004) Joyce Simon, Chairman of Corporate Governance & Nominating Committee (2004) Gene Diamond, Chairman of Compensation Committee (1998) Frank Lester (2001) Management Team Thomas Prisby, Chairman & CEO (with Company since 1982) Daryl Pomranke, President & COO (2007) Charles Cole, CFO (2003) Dale Clapp, Executive VP, Sales Management (2008) Dan Zimmer, Sr. VP & Sr. Credit Officer (2007) 4 Directors in Blue standing for election in 2010

Legacy of Putting Shareholders First Company historically overcapitalized due to timing of IPO Good corporate finance policy dictates that excess capital not required to fund growth be returned to shareholders through dividends and stock repurchases. Company has legacy of utilizing these mechanisms to return excess capital to shareholders Industry-wide credit challenges and regulatory impetus for greater capital levels in late 2008 and 2009 made it prudent to suspend this practice 5

Strategic Growth & Diversification Plan In recent years, we have transitioned our business model from a traditional savings and loan engaged primarily in one-to-four family residential mortgage lending to a more diversified consumer and business banking model while retaining our emphasis on high-quality personalized client service. Board approved Plan in late 2007, commenced implementation in early 2008 In response to declining residential market conditions Opportunity in market due to customer displacement/dissatisfaction arising from mergers & acquisitions among competing institutions (e.g., Harris/Mercantile, BofA/LaSalle) Significant investment in people and systems to execute Plan Four key long-term objectives Lower nonperforming loans Align costs with anticipated future asset base Growing while diversifying by targeting small and mid-sized business owners for relationship-based banking opportunities Targeting specific loan segments for growth, trying to limit or contract exposure to other segments. Expanding and deepening the Company's relationships with its clients by meeting a higher percentage of the Client's financial needs. Making progress despite most challenging economic environment in our lifetimes 6

Ongoing Examination of Longer Term Strategic Alternatives Changing macroeconomic environment for banking poses challenges at current asset size Capital requirements likely to increase Regulatory burdens increasing Strategic issues are examined periodically Drive shareholder value while meeting obligations to other key stakeholder groups such as community, employees, regulators/deposit system Board has elected to further examine a number of potential strategic alternatives, such as: Expanding the franchise; Raising additional capital to further strengthen regulatory capital ratios and facilitate growth; and/or, Exploring business combinations with desirable strategic and financial attributes. To assist the Board and our management team in this examination, we have retained David D. Olson, a highly experienced strategic and financial advisor who was formerly the co-head of Donaldson Lufkin & Jenrette's Financial Institutions Group and head of the firm's Chicago Investment Banking office. 7

Corporate Governance Active, involved, duly elected Board with clearly articulated strategy for Company Board is driving strategy Routinely interface with management on all aspects of strategy and execution Utilize "lead independent director" (Greg Blaine) Not afraid to make changes at key management positions 3 of 5 NEOs brought in within last 3 years Management succession in place Regularly avail ourselves of independent expertise and counsel when necessary in areas regarding key issues relating to governance, executive compensation, strategic direction, credit quality and audit/accounting Retention of experienced outside strategic counsel to examine strategic alternatives 8

Company Nominees Thomas Prisby Experienced banker & community leader Sole non-independent director Served on Board since IPO Chairman of the Board and Chief Executive Officer of CFS since its incorporation in 1998 and of the Bank since 1996; previously served as President and Chief Operating Officer of the Bank from 1989 to 1996 after joining the Bank in 1982 as an Executive Vice President Frank Lester Experienced business executive Served on Board since 2001 Strong business development ties Retired as Group Vice President, Union Tank Car, Chicago, Illinois on December 31, 2007. President of Union Tank Car, Chicago, Illinois from 1999-2006; previously served as President of Procor, Ltd., Oakville, Ontario from 1994 to 1999. 9

Dissident Nominee Refused to provide Corporate Governance and Nominating Committee with requested information in writing regarding its nominee as part of the Company's nominating process Information requested similar to, but less detailed than, typical D&O questionnaire and FDIC Interagency Biographical and Financial Report. Based on publicly available information, nominee seems to offer no relevant prior experience which would enhance the composition or current capabilities of board. Does not want to participate in certain key roles asked of Company Board members Board already has two more accomplished CPAs than nominee. Frank Lester brings diversity of experience, local market knowledge to Board. As principal of several hedge funds, potential issues exist. Responsibilities to fund investors vs. duties to CITZ shareholders SEC trading restrictions for directors of publicly held companies Refused to disclose other holdings in writing as requested. Does not share Board's vision for Company's future, yet have put forth no viable alternative vision for improving Company's results. Nominee's "Plan" merely a listing of tasks. Insulted CITZ employees - "instill a sense of urgency and work ethic." The Company has already undertaken & completed many of the initiatives suggested Examination of strategic alternatives ongoing. Remain focused on issues that have already been addressed; predate PL Capital's involvement with CITZ PL Capital acquired ownership stake in late 2008, early 2009 Derivative demand made March, 2009 based on information disclosed in Proxy in 2007, 2008, 2009 (similar to process used in PL Capital Groups' attempts to win proxy contest at BARI). 10

Dissident Concerns Performance Must be viewed in context of peers Compensation Related Party Transactions Corporate Governance 11

Conclusion Dissident nominee adds nothing to Board's capabilities, composition. Overwhelming majority of dissident's suggestions and list components already considered or undertaken by Company long ago. "Mr. Palmer's plan" starts out by insulting employees and goes downhill from there. Company, led by independent directors, has committed to and invested in Strategic Growth and Diversification Plan (people, technology, systems, brand, customers) Plan making progress despite challenging economic environment. PL has not offered any suggestions for improving or altering our Plan. Not time to abdicate our Plan in favor of Palmer's disjointed list of suggestions. 12

Important Information This presentation may be deemed to be solicitation material in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2010 Annual Meeting of Shareholders. The Company first mailed to shareholders and filed with the Securities and Exchange Commission (SEC) on March 17, 2010 a definitive proxy statement and BLUE proxy card in connection with the solicitation by the Board of Directors of proxies to be voted in favor of its director nominees at the Company's 2010 Annual Meeting of Shareholders. Shareholders are strongly encouraged to read the Company's definitive proxy statement and accompanying BLUE PROXY CARD because they contain important information. Shareholders may obtain free of charge the definitive proxy statement, BLUE proxy card and all other relevant documents filed by the Company with the SEC at the SEC's internet website at www.sec.gov, as well as from the Company by contacting Monica F. Sullivan, Vice President/Secretary of the Company, at (219) 836-2960 or at 707 Ridge Road, Munster, Indiana 46321. INFORMATION REGARDING PARTICIPANTS The Company, its directors and certain of its officers and employees may be deemed to be participants in the solicitation of proxies by the Board of Directors in connection with the matters to be considered at the 2010 Annual Meeting of Shareholders. Information regarding the participants and their interests is included in the Company's definitive proxy statement relating to the 2010 Annual Meeting of Shareholders. 13

Additional Information 14

Plan Progress 15 15

Plan Progress 16 16

Plan Progress 17 17

Plan Progress 18 18

Plan Progress 19 19

Plan Progress 20 20

Plan Progress 21 21

Plan Progress 22 22 Median of Publicly Traded Midwest Banks & Thrifts w/ between $1 and $3 billion in assets at 12/31/08

Plan Progress 23 23 Median of Publicly Traded Midwest Banks & Thrifts w/ between $1 and $3 billion in assets at 12/31/08

Plan Progress 24 24 Median of Publicly Traded Midwest Banks & Thrifts w/ between $1 and $3 billion in assets at 12/31/08

Performance vs. Peer Groups 25 25 25 Peer Group composition, period examined have strong influence on relative performance graphs.

Non-GAAP Disclosure Reconciliation This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The core net interest margin is calculated by adding the amortization of the deferred premium on the early extinguishment of Federal Home Loan Bank to net interest income as reported in accordance with GAAP and dividing the resulting sum by average interest earning assets. Our management uses this non-GAAP measure in its analysis of our performance, and accordingly believes that providing this measure may be useful for peer comparison purposes. Management believes that, when presented along with the GAAP net interest margin, the core net interest margin enhances investors' understanding of our business and performance. The measure is also believed to be useful in understanding our performance trends and to facilitate comparisons with the performance of others in the financial services industry. Management further believes the presentation of the core net interest margin provides useful supplemental information, a clearer understanding of our financial performance, and better reflects our core operating activities. The risks associated with utilizing operating measures (such as the core net interest margin) are that various persons might disagree as to the appropriateness of items included or excluded in these measures and that other companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP information and our core efficiency ratio as noted above; however, these disclosures should not be considered an alternative to GAAP. 26

Non-GAAP Disclosure Reconciliation 27

Non-GAAP Disclosure Reconciliation 28